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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549







                                    FORM 8-K



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934



                                  May 1, 1998
               (Date of Report - Date of earliest event reported)



                           NATIONAL AUTO CREDIT, INC.
             (Exact name of registrant as specified in its charter)



          DELAWARE                           1-11601                  34-1816760
(State or other jurisdiction of            (Commission             (I.R.S. Employer
incorporation or organization)             File No.)               Identification No.)



                      30000 Aurora Road, Solon, Ohio 44139
             (Address of principal executive offices and zip code)

                                 (440)349-1000
              (Registrant's telephone number, including area code)
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Item 5. Other Events
        ------------

     On May 1, 1998, the Company issued the following press release:

     National Auto Credit, Inc. announced today that its Annual Report for the fiscal year ended January 31, 1998 will not be available within the prescribed time period because the external audit of its financial statements has not yet been completed. As previously announced, Grant Thornton, LLP was recently appointed to act as the Company's independent accountants.

     As part of its current audit process, the Company in conjunction with its independent accountants is evaluating the sufficiency of its loan loss reserves and the methodologies utilized in the recognition of income through a comprehensive analysis of its historical portfolio performance. While the amount of any increase in loan loss reserves cannot be quantified at this time, it is expected that it will be material.

     The Company and its independent accountants are working towards the completion of the audit and fiscal year-end financial statements as expeditiously as possible. Due to the substantial audit work which remains to be performed, the expected release date of the Company's Annual Report remains uncertain at this time and will be announced at a later date.

The statements contained in this release that are not purely historical are forward looking statements within the meaning of the Securities and Exchange Act of 1934. Among the factors that could cause actual results to differ materially from the forward looking statements are the potential for greater than anticipated non-performing contracts, the potential for lower than anticipated recoverability of amounts advanced to the Company's member dealers, availability of funds under the Company's financing arrangements, and other factors as discussed in the Company's reports filed with the Securities and Exchange Commission.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             NATIONAL AUTO CREDIT, INC.
                                                    (Registrant)

Date:   May 1, 1998                           BY: /s/ Davida S. Howard
      -----------------                           -----------------------------
                                                  Vice President-Finance and
                                                  Controller